UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2015
WESTERN REFINING LOGISTICS, LP
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36114 (Commission File Number)	46-3205923 (IRS Employer Identification Number)

123 West Mills Avenue, Suite 200 El Paso, Texas 79901 (Address of principal executive offices)

(915) 534-1400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2015, Western Refining Logistics, LP, (the “Partnership”) announced that Karen B. Davis has resigned as Chief Financial Officer of Western Refining Logistics GP, LLC (the “Company”), the general partner of the Partnership, effective February 2, 2015, in order to take on the role of Executive Vice President and Chief Financial Officer of Northern Tier Energy LLC and Northern Tier Energy GP LLC, the general partner of Northern Tier Energy LP.

Effective February 2, 2015, Gary R. Dalke, 62, Executive Vice President of the Company, will be appointed as Interim Chief Financial Officer of the Company, in addition to his current role as Executive Vice President. Mr. Dalke served as the Chief Financial Officer of the Company from July 2013 to December 2014. Mr. Dalke has also served as the Chief Financial Officer of Western Refining, Inc. (“Western”) since August 2005. Previously, from 2003 until August 2005, Mr. Dalke served as the Chief Accounting Officer of one of Western’s affiliates. From September 2005 to June 2007, Mr. Dalke also served as Treasurer of Western.

On January 26, 2015, the Partnership issued a press release announcing the resignation of Ms. Davis and the appointment of Mr. Dalke. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.         Description
99.1    Press Release dated January 26, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WESTERN REFINING LOGISTICS, LP

By: Western Refining Logistics GP, LLC,
its general partner

By: /s/ Gary R. Dalke
Name: Gary R. Dalke
Title: Executive Vice President

Dated: January 26, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 26, 2015

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